Exhibit 99.3

INTERNATIONAL STEEL GROUP INC.

Exchange of all Outstanding

6.500% Senior Notes due 2014

for

6.500% Senior Notes due 2014

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2004 UNLESS EXTENDED (THE “EXPIRATION DATE”). NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

      We are enclosing herewith a prospectus, dated                     , 2004, of International Steel Group Inc. (“ISG”), and the accompanying letter of transmittal that together constitute the offer by ISG (the “Exchange Offer”), to exchange its 6.500% Senior Notes due 2014 (the “Exchange Notes”), which have been registered under the Securities Act of 1933 (the “Securities Act”), for a like principal amount of its issued and outstanding 6.500% Senior Notes due 2014 (the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Exchange Offer.

      The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

      We are the holder of record of Outstanding Notes held by us for your own account. A tender of such Outstanding Notes can be made only by us as the record holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

      We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

      Pursuant to the letter of transmittal, each holder of Outstanding Notes will represent to ISG that:

(i) any Exchange Notes that the holder will acquire in exchange for Outstanding Notes will be acquired in the ordinary course of business of the holder,

(ii) the holder has not engaged in, does not intend to engage in, and has no arrangement with any person to engage in, a distribution of any Exchange Notes issued to the holder,

(iii) the holder is not an “affiliate” (as defined in Rule 405 under the Securities Act) of ISG,

(iv) the holder is not a broker-dealer tendering Outstanding Notes acquired directly from ISG for the holder’s own account, and

(v) the holder is not prohibited by any law or policy of the Security and Exchange Commission from participating in the Exchange Offer.

      If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it will represent that the Outstanding Notes were acquired as a result of market-making activities or other trading activities, and it will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the

Securities Act in connection with any resale of those Exchange Notes, the broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

INSTRUCTION TO

BOOK ENTRY TRANSFER PARTICIPANT

To Participant of the DTC:

      The undersigned hereby acknowledges receipt of the prospectus, dated                     , 2004 (the “Prospectus”) of ISG, and the accompanying letter of transmittal (the “Letter of Transmittal”), that together constitute ISG’s offer (the “Exchange Offer”) to exchange its 6.500% Senior Notes due 2014 (the “Exchange Notes”), for all of its outstanding 6.500% Senior Notes due 2014 (the “Outstanding Notes”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

      This will instruct you, the DTC participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

      The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (Fill In Amount):

      $                    of the 6.500% Senior Notes due 2014.

      With respect to the Exchange Offer, we hereby instruct you (check appropriate box):

☐	To Tender the following amount of Outstanding Notes you hold for our account (Insert Principal Amount Of Outstanding Notes To Be Tendered, If Any): $ of the 6.500% Senior Notes due 2014.

☐	NOT To Tender any Outstanding Notes you hold for our account.

      If we instruct you to tender the Outstanding Notes held by you for our account, it is understood that you are authorized to make, on behalf of us (and, by signing below, we hereby make to you), the representations contained in the Letter of Transmittal that are to be made with respect to us as a beneficial owner, including, but not limited to, the representations, that:

(i) any Exchange Notes that we will acquire in exchange for Outstanding Notes will be acquired in the ordinary course of our business,

(ii) we have not engaged in, do not intend to engage in, and have no arrangement with any person to engage in, a distribution of any Exchange Notes issued to us,

(iii) we are not an “affiliate” (as defined in Rule 405 under the Securities Act) of ISG,

(iv) we are not a broker-dealer tendering Outstanding Notes acquired directly from ISG for our own account, and

(v) we are not prohibited by any law or policy of the Security and Exchange Commission from participating in the Exchange Offer.

      If we are a broker-dealer that will receive Exchange Notes for our own account in exchange for Outstanding Notes, we represent that the Outstanding Notes were acquired as a result of market-making activities or other trading activities, and we acknowledge that we will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes. By acknowledging that we will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, we are not deemed to admit that we are an “underwriter” within the meaning of the Securities Act.

Name of beneficial owner(s):

Signature(s):

Name(s):

(Please Print)

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: